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                                                                       EXHIBIT 4


                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D


         Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D, and agrees that this Schedule 13D is filed on its behalf.


Date: November 20, 1998


                                             PEPTIDE THERAPEUTICS GROUP PLC

                                             By   /s/ Gordon Cameron
                                                ----------------------
                                                    Gordon Cameron
                                                   Finance Director


                                             ORANGE ACQUISITION CORP.

                                             By   /s/ Gordon Cameron
                                                ----------------------
                                                    Gordon Cameron
                                                       Treasurer